Exhibit 10.2

HALLMARK VENTURE GROUP, INC.
18482 Park Villa Place
Villa Park, California 92861
(714) 538-5214       FAX (714) 538-3146
Cashmanrob@aol.com

April 20, 2013

NOTE

    This Agreement made on the 20th day of April 2013, between Hallmark Venture Group, Inc. and Sports Stix Inc.

    Hallmark Venture Group Inc. agrees to loan monies to Sport Stix Inc.  from time to time on an open account basis. The money advances will be at no interest and may be repaid from time to time as funds  from the company are available.

Hallmark Venture Group, Inc. By /s/Robert L. Cashman Sport Stix Inc. By /s/ Charles Todd